Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
of

QUANTUM COMPUTING INC.
(the “Corporation”)

Article I - Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, if any, date and time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, the Chairman of the Board, or the Board of Directors, but such special meetings may not be called by any other person or persons. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder of record as of the record date for determining stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

4. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these Amended and Restated By-laws (as the same may be further amended and/or restated, the “By-laws”), the holders of one-third in voting power of all stock outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders; provided that where a separate vote by a class or series or classes or series is required, the holders of one-third of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

5. Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation, these By-laws or applicable law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by a majority of the votes cast on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws.

7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, a Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer is unable to do so for any reason.

8. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9. Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by the DGCL, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders..

10. Notice of Stockholder Business and Nominations.

(A)  Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in the Stockholders Agreement (as defined in the Restated Certificate of Incorporation) (with respect to nominations of persons for election to the Board of Directors only), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered in accordance with these Bylaws, (c) by or at the direction of the Board of Directors or any authorized committee thereof or (d) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to paragraph (C)(4) of this Section 10, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 10(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3) A stockholder’s notice delivered pursuant to this Section 10 shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 10 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B) Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (1) as provided in the Stockholders Agreement, (2) by or at the direction of the Board of Directors or any committee thereof or (3) by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who (subject to paragraph (C)(4) of this Section 10) complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as provided in paragraph (C)(4) of this Section 10, only such persons who are nominated in accordance with the procedures set forth in this Section 10 or the Stockholders Agreement shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by the DGCL, the Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by the DGCL, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) of this Section 10), and compliance with paragraphs (A)(1)(d) and (B) of this Section 10 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

(4) Notwithstanding anything to the contrary contained in this Section 10, for as long as the Stockholders Agreement remains in effect, any person or entity nominating any person for election as the Board of Directors or proposing the transaction of other business at any annual meeting of stockholders pursuant to and in accordance with the Stockholders Agreement shall not be required to comply with the provisions of this Section 10 so long as such nomination or proposal of other business is made in accordance with the Stockholders Agreement.

Article II - Directors

1. Powers. Except as otherwise provided by the Certificate of Incorporation or applicable law, the business of the Corporation shall be managed by or under the direction of a Board of Directors.

2. Number and Qualification. Subject to the Certificate of Incorporation and the Stockholders Agreement, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors need not be stockholders.

3. Vacancies; Reduction of Board. A majority of the directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors. In lieu of filling any vacancy, the Board of Directors may reduce the number of directors.

4. Tenure. Except as otherwise provided by law or the Certificate of Incorporation, each director shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director or the entire Board of Directors may be removed from office with or without cause by vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in an election of directors.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, the Chairman of the Board, or by two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director in person, by telephone, or by electronic mail or other form of electronic transmission, sent to such director’s business or home address at least twenty four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty eight (48) hours in advance of the meeting, or on such shorter notice as the persons calling such meeting may deem necessary or appropriate in the circumstances.

8. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, unless otherwise provided in the following sentence, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws. So long as there are two (2) or fewer Directors, any action to be taken by the Board of Directors shall require the approval of all Directors.

10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After an action is so taken, the writing or writings or electronic transmission or transmissions shall be filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11. Committees. The Board of Directors may establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these By-laws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

Article III - Officers

1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer, Chief Quantum Officer and a Secretary, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. All officers must be natural persons and any natural person may hold two or more offices.

2. Election. Each of the officers shall be elected by the Board. None of said officers need be a director. Except as hereinafter provided or subject to the express provisions of a contract authorized by the Board of Directors, each of said officers shall hold office from the date of his or her election and until his or her successor shall have been duly elected and qualified or until his or her removal or resignation.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

4. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8. Powers and Duties. The powers and duties of the corporate officers shall be as provided in these By-laws or as determined by the Board.

9. Chief Executive Officer. The Chief Executive Officer, who, unless otherwise determined by the Board of Directors, shall also be the President, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board of Directors or in the absence or inability to act as the Chairman of the Board of Directors, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board of Directors, but only if the Chief Executive Officer is a director of the Corporation.

10. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

11. Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. In addition, the Chief Financial Officer shall have such further powers and perform such other duties incident to the office of Chief Financial Officer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

12. Chief Revenue Officer. The Chief Revenue Officer shall be responsible for overall management of the Corporation’s revenue generation. The Chief Revenue Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of chief revenue officer, or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

13. Chief Quantum Officer. The Chief Quantum Officer shall have responsibility for the general research and development activities of the Corporation, for supervision of the Corporation’s research and development personnel, for new product development and product improvements, for overseeing the development and direction of the Corporation’s intellectual property development and such other responsibilities as may be given to the Chief Quantum Officer by the Board of Directors of the Chief Executive Officer.

14. Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

15. Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

16. Compensation. The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors or by such committee of the Board of Directors as may be designated from time to time by the Board of Directors.

17. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Article IV – Capital Stock

1. Certificates of Stock; Uncertificated Shares. Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may by resolution provide that some or all of any class or classes or series of stock shall be uncertificated. Shares represented by certificates shall be signed by any two duly authorized officers. Each of the following is hereby deemed to be authorized to sign stock certificates: the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, the Secretary or an Assistant Secretary, the Chief Operating Officer, the Chief Quantum Officer and the Chief Revenue Officer. Such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue.

2. Transfers. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfer, uncertificated shares may be transferred in accordance with applicable law and any system of issuance, recordation and transfer adopted by the Corporation that is permitted by applicable law.

3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

4. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5. (C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Article V - Indemnification

1. Definitions. For purposes of this Article V:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

7. Contractual Nature of Rights.

(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in pail upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

Article VI - Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, a President or Chief Executive Office3r, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

4. Voting of Securities. Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

8. Amendments. Except as otherwise provided by the Certificate of Incorporation or applicable law, these By-laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

9. Waiver of Notice. Whenever notice is required to be given under any provision of these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

Adopted:	, 2022